Exhibit 99.1

FOR IMMEDIATE RELEASE	No. 08-04

For more information contact: Brian Recatto, Chief Operating Officer

Phone: (337) 896-6664

OMNI ENERGY ANNOUNCES THE APPOINTMENT OF A NEW DIRECTOR

CARENCRO, LA – JANUARY 23, 2008 – OMNI ENERGY SERVICES CORP. (NASDAQ GM: OMNI) today announced the appointment of Ronald E. Gerevas to its Board of Directors. Mr. Gerevas is currently a Partner in the Los Angeles office of Heidrick & Struggles, a leading global executive search firm.

Gerevas had previously served as President and Chief Executive Officer of Heidrick & Struggles from 1987 to 1991, before rejoining the firm in 1998 after serving as Vice Chairman and West Coast Managing Partner for another global executive search firm.

During the course of his career Mr. Gerevas has served as a consultant and executive coach to senior management and the boards of directors of numerous companies ranging from multi-billion dollar organizations such as Sempra Energy, ARCO, and Fluor Corp, to emerging growth start-ups. In addition to his leadership roles in executive search, Mr. Gerevas also served as President and Chief Operating Officer of Jenny Craig International during its initial public offering on the New York Stock Exchange. Prior to entering the executive search business, Mr. Gerevas spent five years in the federal government, where he served as a Presidential Appointee of the Ford Administration and was confirmed by the U.S. Senate to provide leadership to our country’s volunteer programs including the Peace Corps, Vista, and Foster Grandparents.

Mr. Gerevas began his career in advertising with the J. Walter Thompson Company in New York and Los Angeles, where he spent eight years in various roles, including Director of Training, Personnel Manager, and Account Manager. He is a graduate of San Jose State University, where he was Outstanding Senior and earned a B.S. in Public Administration and a M.S. in Business Administration.

James C. Eckert, Chairman of the Board, commented, “We are very pleased that Ron has joined our Board of Directors. We expect that his broad experience and talents in the areas of human resource development as well as organizational change and integration will enhance the make-up of OMNI’s Board of Directors, and provide additional direction as we enter the next phase of our growth and development.”

About OMNI Energy Services:

Headquartered in Carencro, LA, OMNI Energy Services Corp. (NASDAQ GM: OMNI) offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating primarily in the Gulf of Mexico. OMNI provides its services through five business segments: Seismic Drilling (including drilling, survey and permitting services), Environmental Services, Equipment Leasing, Transportation and Specialized Services. OMNI’s services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast, also called transition zones, and contiguous dry land areas, also called highland zones.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including the ability of any or all board members to have a positive impact on the operations of OMNI, or that the addition of board members will enhance the composition of the board or allow the board to provide additional direction to the operations of the company, as well as other risks detailed in OMNI’s filings with the Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures, including the risk factors, made by OMNI in its reports filed with the Securities and Exchange Commission, which attempt to advise interested parties of the risks and factors that may affect OMNI’s business. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, OMNI’s actual results may vary materially from those expected or projected.

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